As filed with the Securities and Exchange Commission on
                       July 30, 1998
                                     Registration No. 333-44831
________________________________________________________________
          SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C.  20549
          __________________________________
                    POST-EFFECTIVE
                  AMENDMENT NO.  1 TO
                       FORM SB-2
                REGISTRATION STATEMENT
           UNDER THE SECURITIES ACT OF 1933
          __________________________________

                  BCSB BANKCORP, INC.
    (Name of small business issuer in its charter)


UNITED STATES                     6035            52-2108333
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(State or other jurisdiction  (Primary standard (I.R.S. employer
jurisdiction of incorporation  industrial code   identification
or organization)                    number)           number)

             4111 E. JOPPA ROAD, SUITE 300
               BALTIMORE, MARYLAND 21236
                    (410) 256-5000
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  (Address and telephone number of principal executive offices and principal place of business)

              MICHAEL J. DIETZ, PRESIDENT
                  BCSB BANKCORP, INC.
             4111 E. JOPPA ROAD, SUITE 300
               BALTIMORE, MARYLAND 21236
                    (410) 256-5000
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(Name, address, and telephone number of agent for service)

     PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

              GARY R. BRONSTEIN, ESQUIRE
              JOEL E. RAPPOPORT, ESQUIRE
          HOUSLEY KANTARIAN & BRONSTEIN, P.C.
           1220 19TH STREET, N.W., SUITE 700
                WASHINGTON, D.C.  20036

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[]

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
     The registrant hereby removes from registration 62,876 shares of the Registrant's common stock, par value $.01 per share (the "Common Stock"), which have not been issued as of the date hereof. Such shares of Common Stock are being removed from registration as such shares were not sold in the Offering.

                      SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the County of Baltimore, State of Maryland, on July 29, 1998.

                             BCSB BANKCORP, INC.


                             By:/s/ Michael J. Dietz
                                ----------------------------
                                Michael J. Dietz, President
                                (Duly Authorized Representative)


    In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

<CATPION>

    Signatures                  Title                           Date
    ----------                  -----                           ----
/s/ Michael J. Dietz
-------------------------      President                        July 29, 1998
Michael J. Dietz               (Principal Executive Officer)

/s/ Gary C. Loraditch
-------------------------      Vice President, Secretary        July 29, 1998
Gary C. Loraditch              and Treasurer
                               (Principal Financial and
                               Accounting Officer)

           *
-------------------------      Chairman of the Board of         July 29, 1998
Henry V. Kahl                  Directors

           *
-------------------------      Vice Chairman of the Board of    July 29, 1998
H. Adrian Cox                  Directors

           *
-------------------------      Vice President and Director      July 29, 1998
William M. Loughran

           *
-------------------------      Director                         July 29, 1998
Martin F. Meyers

           *
-------------------------      Director                         July 29, 1998
John J. Panzer, Jr.

           *
-------------------------      Director                         July 29, 1998
P. Louis Rohe, Jr.

           *
-------------------------      Director                         July 29, 1998
Frank W. Dunton


*By:/s/ Gary C. Loraditch
    ---------------------
    Gary C. Loraditch
    Attorney-in-Fact